EXHIBIT 99.1

Amphastar Pharmaceuticals Reports Financial Results for the Three Months Ended March 31, 2025

Reports Net Revenues of $170.5 Million for the Three Months Ended March 31, 2025

RANCHO CUCAMONGA, CA – May 7, 2025 – Amphastar Pharmaceuticals, Inc. (NASDAQ: AMPH) (“Amphastar” or the “Company”) today reported results for the three months ended March 31, 2025.

First Quarter Highlights

●	Net revenues of $170.5 million for the first quarter
●	GAAP net income of $25.3 million, or $0.51 per share, for the first quarter
●	Adjusted non-GAAP net income of $36.9 million, or $0.74 per share, for the first quarter

Dr. Jack Zhang, Amphastar’s President and Chief Executive Officer, commented: “We are confident in the potential of our portfolio, particularly with the growth of BAQSIMI® and Primatene MIST®, and the promising pipeline of biosimilars and proprietary products. The FDA's acceptance of our AMP-004 insulin biosimilar application in April marks a significant milestone towards expanding our biosimilar offerings. We are strategically managing our resources to ensure efficient operations and remain firmly committed to achieving our long-term goals of delivering sustainable growth and maximizing shareholder value.”

	Three Months Ended
	March 31,
	2025	2024

	(in thousands, except per share data)
Net revenues	$170,528	$171,836
GAAP net income	$25,285	$43,177
Adjusted non-GAAP net income*	$36,871	$55,296
GAAP diluted EPS	$0.51	$0.81
Adjusted non-GAAP diluted EPS*	$0.74	$1.04

 * Adjusted non-GAAP net income and adjusted non-GAAP diluted EPS are non-GAAP financial measures. Please see the discussion in the section entitled “Non-GAAP Financial Measures” and the reconciliation of GAAP to non-GAAP financial measures in Table III of this press release.

First Quarter Results

	Three Months Ended
	March 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Product revenues, net:
BAQSIMI®	$38,355	$13,843	$24,512	177%
Primatene MIST®	29,051	24,166	4,885	20%
Glucagon	20,843	28,535	(7,692)	(27)%
Epinephrine	18,587	26,110	(7,523)	(29)%
Lidocaine	13,644	12,773	871	7%
Other products	50,048	52,202	(2,154)	(4)%
Total product revenues, net	$170,528	$157,629	$12,899	8%
Other revenues	—	14,207	(14,207)	(100)%
Total net revenues	$170,528	$171,836	$(1,308)	(1)%

Changes in net revenues as compared to the first quarter of the prior year were primarily driven by:

●	BAQSIMI® sales increased primarily due to an increase in unit volume, as we assumed full distribution responsibilities globally at the beginning of 2025
●	Primatene MIST® sales increased primarily due to an increase in unit volumes
●	Glucagon sales decreased primarily due to a decrease in unit volumes, as a result of competition
●	Epinephrine sales decreased due to both a decrease in unit volumes, as well as a lower average selling price for our multi-dose vial product, as a result of increased competition
●	Other pharmaceutical product sales changes were primarily due to:
o	Decrease in sales of enoxaparin, dextrose and naloxone, due to increased competition
o	This decrease was partially offset by an increase in unit volumes of albuterol, which we launched in August 2024, and higher unit sales of phytonadione
●	Other revenues decreased as we completed the assumption of distribution responsibilities globally for BAQSIMI® by the beginning of 2025, with all of BAQSIMI® related revenues in the current period being recognized in Product revenues, net. Other revenues in the previous period consisted of $14.2 million in BAQSIMI® sales made by Lilly on our behalf under the Transition Service Agreement, or TSA. The other revenues balance was net of $10.4 million in cost of sales and other expenses

	Three Months Ended
	March 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Net revenues	$170,528	$171,836	$(1,308)	(1)%
Cost of revenues	85,277	81,736	3,541	4%
Gross profit	$85,251	$90,100	$(4,849)	(5)%
as % of net revenues	50.0%	52.4%

Changes in the cost of revenues and the resulting gross margins were primarily driven by:

●	Decrease in other revenues are related to Lilly’s sales of BAQSIMI® under the TSA, which were recorded net of cost of sales and other expenses; as we assumed distribution of BAQSIMI® to all of our customers by the beginning of 2025, we recorded those sales in product revenues and cost of sales separately
●	Lower average selling price for epinephrine multi-dose vials, which is a higher-margin product
●	Increase in labor costs
●	This was partially offset by an increase in sales of Primatene MIST® and phytonadione, which are higher-margin products

	Three Months Ended
	March 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Selling, distribution, and marketing	$11,866	$9,371	$2,495	27%
General and administrative	15,996	15,676	320	2%
Research and development	20,096	17,043	3,053	18%

●	Selling, distribution, and marketing expenses increased primarily due to expenses related to the expansion of our sales and marketing efforts related to BAQSIMI®, including expenses related to our co-promotion contract with MannKind, and sales efforts related to Primatene MIST®
●	Research and development expenses increased primarily due to an increase in salary and personnel-related expenses, as well as an increase in clinical trial expenses, and an increase in U.S. Food and Drug Administration (the “FDA”) filing fees.

	Three Months Ended
	March 31,		Change
	2025	2024	Dollars	%

	(in thousands)
Non-operating expenses:
Interest income	$2,089	$2,556	$(467)	(18)%
Interest expense	(6,286)	(8,611)	2,325	(27)%
Other income (expenses), net	(2,234)	5,921	(8,155)	138%
Total non-operating expenses, net	$(6,431)	$(134)	$(6,297)	NM

The change in non-operating income (expenses), net is primarily a result of:

●	A decrease in interest income resulting from a decrease in cash and investments
●	A decrease in interest expense as a result of the repayment of the mortgage loan with East West Bank, as well as the accretion of the interest on the deferred payment for BAQSIMI®, both of which were paid in full in June 2024
●	A change to other income (expenses), net primarily as a result of foreign currency fluctuation, as well as mark-to-market adjustments relating to our interest rate swap contracts during the three months ended March 31, 2025

Cash flow provided by operating activities for the three months ended March 31, 2025, was $35.1 million.

Pipeline Information

The Company currently has four abbreviated new drug applications (“ANDAs”) and one biosimilar insulin candidate filed with the FDA targeting products with a combined market size exceeding $3 billion, along with three biosimilar products in development targeting products with a market size exceeding $6 billion, and two generic products in development targeting products with a market size of over $1 billion. This market information is based on IQVIA data for the 12 months ended March 31, 2025. The Company is developing multiple proprietary products with injectable and intranasal dosage forms.

Company Information

Amphastar is a bio-pharmaceutical company that focuses primarily on developing, manufacturing, marketing, and selling technically-challenging generic and proprietary injectable, inhalation, and intranasal products. Additionally, the Company sells insulin API products. Most of the Company’s finished products are used in hospital or urgent care clinical settings and are primarily contracted and distributed through group purchasing organizations and drug wholesalers. More information and resources are available at www.amphastar.com.

Amphastar’s logo and other trademarks or service marks of Amphastar, including, but not limited to Amphastar®, BAQSIMI®, Primatene MIST®, REXTOVYTM, Amphadase®, and Cortrosyn®, are the property of Amphastar.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP financial measures when providing financial results. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared only in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results, including (i) Adjusted non-GAAP net income (loss) and (ii) Adjusted non-GAAP diluted EPS, which generally excludes amortization expense, share-based compensation, impairment charges, expenses related to our acquisition of BAQSIMI®, certain debt issuance costs, legal settlements, and other one-time events in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance because the Company’s management uses these measures internally for forecasting, budgeting, and measuring its operating performance. Whenever the Company uses such non-GAAP measures, it will provide a reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

Market Data

This press release contains market data that we obtained from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this press release, actual results may differ from the projections.

Conference Call Information

The Company will hold a conference call to discuss its financial results today, May 7, 2025, at 2:00 p.m. Pacific Time.

To access the conference call, dial toll-free (877) 407-0989 or (201) 389-0921 for international callers, ten minutes before the conference.

The call can also be accessed on the Investors page on the Company’s website www.amphastar.com.

Forward Looking Statements

All statements in this press release and in the conference call referenced above that are not historical are forward-looking statements, including, among other things, statements relating to our expectations regarding future financial performance and business trends, our future growth, sales and marketing of our products, market size and expansion, product portfolio, product development, the timing of FDA filings or approvals, the timing of product launches, acquisitions and other matters related to our pipeline of product candidates, the timing and results of clinical trials, the impact of BAQSIMI® and Primatene MIST®, including their potential for continued revenue growth, the strategic trajectory of and market for our product pipeline, our ability to leverage our existing expertise and technology, and other future events. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as “may,” “might,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025 and our other filings or reports that we may file with the SEC. In particular, there can be no guarantee that our sales strategies will be successful, or that we will continue to experience significant sales of BAQSIMI®. You can locate these reports through our website at http://ir.amphastar.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this release speak only as of the date of the release. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this press release or the conference call referenced above to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Contact Information:

Amphastar Pharmaceuticals, Inc.

Bill Peters

Chief Financial Officer

(909) 476-3416

Table I

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Statement of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Net revenues:
Product revenues, net	$170,528	$157,629
Other revenues	—	14,207
Total net revenues	170,528	171,836

Cost of revenues	85,277	81,736
Gross profit	85,251	90,100

Operating expenses:
Selling, distribution, and marketing	11,866	9,371
General and administrative	15,996	15,676
Research and development	20,096	17,043
Total operating expenses	47,958	42,090

Income from operations	37,293	48,010

Non-operating expenses:
Interest income	2,089	2,556
Interest expense	(6,286)	(8,611)
Other income (expenses), net	(2,234)	5,921
Total non-operating expenses, net	(6,431)	(134)

Income before income taxes	30,862	47,876
Income tax provision	5,577	4,126
Income before equity in losses of unconsolidated affiliate	25,285	43,750

Equity in losses of unconsolidated affiliate	—	(573)

Net income	$25,285	$43,177

Net income per share:
Basic	$0.53	$0.90
Diluted	$0.51	$0.81

Weighted-average shares used to compute net income per share:
Basic	47,641	48,212
Diluted	49,890	53,013

Table II

Amphastar Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheet

(in thousands, except per share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$182,782	$151,609
Restricted cash	235	235
Short-term investments	54,101	70,036
Restricted short-term investments	2,200	2,200
Accounts receivable, net	144,636	136,289
Inventories, net	185,476	153,741
Income tax refunds and deposits	758	1,747
Prepaid expenses and other assets	17,773	18,214
Total current assets	587,961	534,071

Property, plant, and equipment, net	307,602	297,345
Finance lease right-of-use assets	335	383
Operating lease right-of-use assets	45,822	46,899
Goodwill and intangible assets, net	584,528	590,660
Long-term investments	5,913	10,996
Other assets	22,991	25,992
Deferred tax assets	71,124	71,124
Total assets	$1,626,276	$1,577,470

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$175,940	$157,057
Income taxes payable	15,142	9,664
Current portion of long-term debt	224	234
Current portion of operating lease liabilities	7,746	6,804
Total current liabilities	199,052	173,759

Long-term reserve for income tax liabilities	6,957	6,957
Long-term debt, net of current portion and unamortized debt issuance costs	603,858	601,630
Long-term operating lease liabilities, net of current portion	40,705	41,881
Other long-term liabilities	24,421	20,945
Total liabilities	874,993	845,172
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value $0.0001; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock: par value $0.0001; 300,000,000 shares authorized; 61,293,446 and 47,670,177 shares issued and outstanding, respectively, as of March 31, 2025 and 60,847,124 and 47,617,691 shares issued and outstanding, respectively, as of December 31, 2024	6	6
Additional paid-in capital	509,108	505,400
Retained earnings	594,071	568,787
Accumulated other comprehensive loss	(7,969)	(9,181)
Treasury stock	(343,933)	(332,714)
Total equity	751,283	732,298
Total liabilities and stockholders’ equity	$1,626,276	$1,577,470

Table III

Amphastar Pharmaceuticals, Inc.

Reconciliation of Non-GAAP Measures

(Unaudited; in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024

GAAP net income	$25,285	$43,177
Adjusted for:
Intangible asset amortization	6,240	6,167
Share-based compensation	8,393	7,360
Expenses related to BAQSIMI® acquisition	—	1,826
Income tax provision on pre-tax adjustments	(3,047)	(3,234)
Adjusted non-GAAP net income	$36,871	$55,296

Adjusted non-GAAP net income per share:
Basic	$0.77	$1.15
Diluted	$0.74	$1.04

Weighted-average shares used to compute adjusted non-GAAP net income per share:
Basic	47,641	48,212
Diluted	49,890	53,013

	Three Months Ended March 31, 2025

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$85,277	$11,866	$15,996	$20,096	$(6,431)	$5,577
Intangible asset amortization	(6,220)	—	(1)	(19)	—	—
Share-based compensation	(2,338)	(313)	(4,569)	(1,173)	—	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	3,047
Non-GAAP	$76,719	$11,553	$11,426	$18,904	$(6,431)	$8,624

	Three Months Ended March 31, 2024

		Selling,	General	Research	Non-operating
	Cost of	distribution	and	and	(expenses)	Income
	revenue	and marketing	administrative	development	income, net	tax provision
GAAP	$81,736	$9,371	$15,676	$17,043	$(134)	$4,126
Intangible asset amortization	(6,147)	—	(3)	(17)	—	—
Share-based compensation	(2,125)	(260)	(3,876)	(1,099)	—	—
Expenses related to BAQSIMI® acquisition	—	—	—	—	1,826	—
Income tax provision on pre-tax adjustments	—	—	—	—	—	3,234
Non-GAAP	$73,464	$9,111	$11,797	$15,927	$1,692	$7,360